EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-107676 of Denbury Resources Inc. of our report dated March 3, 2003, appearing in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the two forms of prospectus, which are part of this Registration Statement.


/s/ Deloitte & Touche LLP


Dallas, Texas
September 19, 2003